Exhibit 24.1
THE GOODYEAR TIRE & RUBBER COMPANY
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, THE GOODYEAR TIRE & RUBBER COMPANY, a corporation organized and existing under the laws of the State of Ohio, and the undersigned directors and officers of THE GOODYEAR TIRE & RUBBER COMPANY, hereby constitute and appoint W. Mark Schmitz, C. Thomas Harvie, Darren R. Wells and Richard J. Noechel, and any one or more of them, their true and lawful attorneys-in-fact and agents, to do any and all of the acts and things, and to execute any and all instruments, which said attorneys and agents or any one of them may deem necessary and advisable to enable said THE GOODYEAR TIRE & RUBBER COMPANY to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration, under the Securities Act of 1933, as amended, of up to a maximum of eight million (8,000,000) shares of its Common Stock, without par value, which may be offered for sale in connection with the exercise of stock options and stock appreciation rights granted under, or issued pursuant to restricted stock grants and awards, performance grants and awards or other stock-based grants and awards made under, the 2008 PERFORMANCE PLAN OF THE GOODYEAR TIRE & RUBBER COMPANY and the resale of such shares by certain persons acquiring such shares; including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of THE GOODYEAR TIRE & RUBBER COMPANY, and the names of the undersigned directors and officers in the capacities indicated below, to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to said Registration Statement and to any and all instruments or documents filed as a part of or in connection with said Registration Statement or amendments thereto; and each of the undersigned hereby ratifies and confirms all that the said attorneys-in-fact and agents, and any one of them, shall do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have subscribed or caused to be subscribed these presents this 8th day of April, 2008.

Attest:	THE GOODYEAR TIRE & RUBBER COMPANY

/s/ C. Thomas Harvie C. Thomas Harvie, Secretary	By	/s/ Robert J. Keegan Robert J. Keegan,
Chairman of the Board,
Chief Executive Officer and President

Director, Chairman of the Board,
Chief Executive Officer and President
(principal executive officer)	/s/ Robert J. Keegan Robert J. Keegan

Executive Vice President
and Chief Financial Officer
(principal financial officer)	/s/ W. Mark Schmitz

W. Mark Schmitz

Vice President and Controller
(principal accounting officer)	/s/ Richard J. Noechel

Richard J. Noechel

Director	/s/ James C. Boland

James C. Boland

Director	/s/ James A. Firestone

James A. Firestone

Director	/s/ W. Alan McCollough

W. Alan McCollough

Director	/s/ Steven A. Minter

Steven A. Minter

Director	/s/ Denise M. Morrison

Denise M. Morrison

Director	/s/ Rodney O’Neal

Rodney O’Neal

Director	/s/ Shirley D. Peterson

Shirley D. Peterson

Director	/s/ G. Craig Sullivan

G. Craig Sullivan

Director	/s/ Thomas H. Weidemeyer

Thomas H. Weidemeyer

Director	/s/ Michael R. Wessel

Michael R. Wessel